Exhibit 99.1

DXP Enterprises Reports 2017 Third Quarter Results

  $251.9 million in sales, a year-over-year increase of 9.5 percent
  GAAP diluted EPS of $0.16
  $13.5 million in earnings before interest, taxes, depreciation, and amortization (“EBITDA”)
  Closed on new $85 million Asset Based Revolving Credit Facility and $250 million Senior Secured Term Loan B

HOUSTON--(BUSINESS WIRE)--November 2, 2017--DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the third quarter ended September 30, 2017. The following are results for the three and nine months ended September 30, 2017 compared to the three and nine months ended September 30, 2016 and three months ended June 30, 2017, where appropriate. A reconciliation of the non-GAAP financial measures is in the back of this press release.

DXPE 2017 Third Quarter Financial Highlights:

  Sales increased 9.5 percent to $251.9 million, compared to $230.0 million for the third quarter of 2016 and $250.7 million for the second quarter of 2017, a sequential increase of 0.5 percent. Adjusting for the sale of Vertex, sales increased 13.0 percent year-over-year.
  Earnings per diluted share was $0.16 based upon 18.2 million diluted shares, compared to $0.02 per share in the third quarter of 2016, based on 15.4 million diluted shares. In the second quarter of 2017, earnings per diluted share was $0.23 on 18.2 million diluted shares.
  Earnings before interest, taxes, depreciation and amortization (EBITDA) was $13.5 million, or 5.4 percent of sales, compared to $12.8 million for the third quarter of 2016, an increase of 5.7 percent.

David R. Little, Chairman and CEO remarked, “We are pleased to report our third quarter financial results. DXP’s third quarter sales included year-over-year increases across all three business segments. Total DXP sales increased sequentially despite the disruptions from the hurricanes. We appreciate the outpouring of concern for DXP and our employees. The oil & gas and industrial economy remain firm with all key indicators remaining positive. Thank you to all our customers and DXPeople for the support and effort.

DXP’s third quarter 2017 sales were $251.9 million, or a 13.0 percent increase over the third quarter of 2016, adjusting for the sale of Vertex. This resulted in a 0.5 percent increase versus the second quarter. During the third quarter, sales were $160.9 million for Service Centers, $51.0 million for Innovative Pumping Solutions and $40.0 million for Supply Chain Services. Business segment operating income increased 13 percent year-over-year and decreased 11 percent sequentially. We remain focused on enhancing and improving our customer service with speed, convenience and technical products and people. As we invest in products and people, our goal is to grow the top line and the bottom line at the same time. Our capital structure is now aligned for DXP to proactively move forward.”

Kent Yee, CFO added, “Our third quarter year-over-year financial results were great to see. The hurricanes presented obstacles for DXP and our customers. Our sequential financial results reflect these dynamics as well as the ongoing macro recovery in our end markets. DXP maintained a resilient focus to finish the quarter strong. During the quarter we closed on a new $85 million ABL credit facility and $250 million Term Loan B. DXP’s new debt structure provides us with flexibility going forward and positions us for growth.

We turned DXP’s sales growth into a 5.7 percent year-over-year increase in EBITDA and $0.16 in earnings per diluted share versus $0.02 in 2016. Total debt outstanding as of September 30, 2017 was $252.9 million. Additionally, DXP had $23.1 million in cash on the balance sheet. DXP’s Secured Leverage Ratio or net debt to EBITDA was 3.4:1.00. We look forward to closing out the year on a strong note and continuing the momentum into fiscal year 2018.”

We will host a conference call regarding 2017 third quarter results on the Company’s website (www.dxpe.com) Friday, November 3, 2017 at 10 am CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately after the conference call at www.dxpe.com.

DXP Enterprises 2017 third quarter business segment results:

  Service Centers’ revenue for the third quarter was $160.9 million, a 5.8 percent increase over the same period in 2016 and a sequential decrease of 2.4 percent. Adjusting for the sale of Vertex, sales increased 11.0 percent over the same period in 2016. Operating income margin was 9.7 percent, a 120 basis point improvement over the third quarter of 2016, on a same store sales basis and 151 basis point decline versus the second quarter of 2017.
  Innovative Pumping Solutions’ revenue for the third quarter was $51.0 million, a 28.1 percent increase year-over-year and a 14.8 percent sequential increase with a 3.6 percent operating income margin, a 49 basis point decline versus the third quarter of 2016 and 35 basis point decline from the second quarter.
  Supply Chain Services’ revenue for the third quarter was $40.0 million, a 4.9 percent increase year-over-year and a 3.5 percent decrease sequentially with a 9.9 percent operating income margin.

Non-GAAP Financial Measures

DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, Adjusted EBITDA and free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA referred to in this press release is included below under "--Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Sales	$251,930	$230,025	$741,155	$739,801
Cost of sales	184,967	166,205	540,741	535,560
Gross profit	66,963	63,820	200,414	204,241
Selling, general and administrative expenses	60,453	58,887	175,411	192,461
Operating income	6,510	4,933	25,003	11,780
Other income, net	(153)	(251)	(324)	(397)
Interest expense	4,928	4,338	12,573	11,698
Income before income taxes	1,735	846	12,754	479
Provision (benefit) for income taxes	(1,176)	664	2,880	459
Net income	2,911	182	9,874	20
Less: Net loss attributable to non-controlling interest	(55)	(81)	(360)	(301)
Net income attributable to DXP Enterprises, Inc.	2,966	263	10,234	321
Preferred stock dividend	23	23	68	68
Net income attributable to common shareholders	$2,943	$240	$10,166	$253

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.16	$0.02	$0.56	$0.02

Weighted average common shares and common equivalent shares outstanding	18,234	15,440	18,242	15,369

SEGMENT DATA ($ thousands, unaudited)

	Sales by Segment
	Three Months Ended September 30,		Nine Months Ended September 30,

	2017	2016	2017	2016
Service Centers	$160,863	$152,018	$474,324	$481,352
Innovative Pumping Solutions	51,027	39,830	144,555	141,614
Supply Chain Services	40,040	38,177	122,276	116,835
Total DXP	$251,930	$230,025	$741,155	$739,801

	Operating Income by Segment
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Service Centers	$15,550	$13,345	$47,308	$35,479
Innovative Pumping Solutions	1,838	1,630	7,103	7,423
Supply Chain Services	3,982	3,929	11,758	11,611
Total DXP	$21,370	$18,904	$66,169	$54,513

Reconciliation of Operating Income for Reportable Segments ($ thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating income for reportable segments	$21,370	$18,904	$66,169	$54,513
Adjustment for:
Amortization of intangibles	4,336	4,519	12,943	13,557
Corporate expense	10,524	9,452	28,223	29,176
Total operating income	6,510	4,933	25,003	11,780
Interest expense	4,928	4,338	12,573	11,698
Other income, net	(153)	(251)	(324)	(397)
Income before income taxes	$1,735	$846	$12,754	$479

Unaudited Reconciliation of Non-GAAP Financial Information

The following table is a reconciliation of Adjusted EBITDA**, a non-GAAP financial measure, to income before income taxes, calculated and reported in accordance with U.S. GAAP ($ thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Income before income taxes	$1,735	$846	$12,754	$479
Plus: interest expense	4,928	4,338	12,573	11,698
Plus: depreciation and amortization	6,836	7,592	20,598	22,627

EBITDA	$13,499	$12,776	$45,925	$34,804

Plus: NCI loss before tax	85	131	578	486
Plus: Stock compensation expense	382	691	1,392	1,944

Adjusted EBITDA	$13,966	$13,598	$47,895	$37,234

**EBITDA – earnings before impairments, interest, taxes, depreciation and amortization

CONTACT:
DXP Enterprises, Inc.
Kent Yee, 713-996-4700
Senior Vice President CFO
www.dxpe.com